EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Marilynn Meek
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3773

ASHFORD TRUST ANNOUNCES APPOINTMENT OF NEW INDEPENDENT DIRECTOR

DALLAS, September 7, 2016 - Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) is pleased to announce the appointment of a new independent director, Fred Kleisner, effective September 6, 2016. The appointment of Mr. Kleisner brings the total number of directors to seven and the total independent directors to six.
Mr. Kleisner, age 71, has held senior management positions at Morgans Hotel Group Co., Hard Rock Hotel Holdings LLC, Rex Advisors, LLC, Wyndham International, Inc., Starwood Hotels & Resorts Worldwide, Inc., Westin Hotels and Resorts, Interstate Hotels Company, The Sheraton Corporation, and Hilton Hotels, Corp. Mr. Kleisner currently serves as a director of Caesars Entertainment Corporation, Kindred Healthcare, Inc., Playtime, LLC, as member of the Board of Managers of Ambridge Hospitality, and on the Advisory Council of Michigan State University’s Broad School of Business. He previously served on the board of directors of Apollo Residential Mortgage, Inc., Hard Rock Holdings, LLC, the Museum of Arts & Design, NYC, as a Trustee/Director for the Culinary Institute of America, and as a Trustee of National Outdoor Leadership School. He holds a degree from The School of Hospitality Business at Michigan State University.
“We are excited to welcome Fred to the Ashford Trust board,” said Monty J. Bennett, Ashford Trust’s Chairman and Chief Executive Officer. “He brings extensive experience from his many years of service in senior leadership positions in the hospitality and real estate investment industries.

Fred’s executive, operational and finance knowledge will make him a valuable addition to our board.”
Mr. Kleisner was introduced to the Company by Greg Cohen of Rambleside Holdings, an investor in Ashford Trust. Mr. Cohen said, “Rambleside is pleased to have helped facilitate the appointment of Fred to the Ashford Trust board. Fred has an outstanding record as a business leader and we believe he will be a strong addition to the Board.”
Cadwalader, Wickersham & Taft LLP served as legal counsel to Ashford Trust, and Kleinberg, Kaplan, Wolff & Cohen, P.C. served as legal counsel to Rambleside Holdings.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry in upper upscale, full-service hotels.
Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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